Exhibit 99.1

AMCON DISTRIBUTING COMPANY REPORTS RESULTS FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2026

NEWS RELEASE

Omaha, NE, November 9, 2026 - AMCON Distributing Company (“AMCON” or “the Company”) (NYSE American: DIT, NYSE Texas: DIT), an Omaha, Nebraska based Convenience and Foodservice Distributor, is pleased to announce fully diluted earnings per share of $2.52 on net income available to common shareholders of $2.4 million for the fiscal year ended September 30, 2026.

“AMCON’s long-term strategy of providing superior customer service, custom designed merchandising platforms supported by advertising and leading-edge technology solutions combined with the third largest Convenience Distribution footprint in the United States positions our organization well in the years ahead,” said Christopher H. Atayan, AMCON’s Chairman and Chief Executive Officer. He further noted, “We continue to actively seek strategic acquisition opportunities for operators who want to align with our customer-focused approach and further the legacy of their enterprises.”

The wholesale distribution segment reported revenues of $3.1 billion and operating income of $25.5 million for fiscal 2026 and the retail health food segment reported revenues of $43.7 million and an operating loss of $0.6 million for fiscal 2026.

“This summer our management team navigated a monumental logistics challenge presented by wildfires that engulfed a large portion of our service territory in Colorado. Through the hard work and dedication of our associates, we were able to maintain service levels and timely deliveries for our customers across this region. When we speak to AMCON’s service philosophy, it is events like this that reinforce our key philosophies and value-add to our customers,” said Andrew C. Plummer, AMCON’s President and Chief Operating Officer. Mr. Plummer continued, “AMCON’s proprietary technology suite of services, combined with our integrated state of the art advertising, design, print and electronic display programs, are designed to provide our customers a competitive edge. Our customer base and our management team work collaboratively to tailor unique solutions as we deploy these capabilities across our entire organization. As we grow, this ability to deliver customized programs is a competitive differentiation.”

“We engage in a relentless daily focus on managing the Company’s balance sheet and maximizing our liquidity position. At September 30, 2026, our shareholders’ equity was $117.0 million,” said Charles J. Schmaderer, AMCON’s Chief Financial Officer. Mr. Schmaderer also added, “We have a long-term commitment to investing in technology-based business process improvements to optimize our ability to serve our growing base of customers. We believe these investments enable our customers to compete more effectively in the markets they serve.”

AMCON, and its subsidiaries Team Sledd, LLC and Henry’s Foods, Inc., is a leading Convenience and Foodservice Distributor of consumer products, including beverages, candy, tobacco, groceries, foodservice, frozen and refrigerated foods, automotive supplies and health and beauty care products serving thirty-five (35) states from thirteen (13) distribution centers in Colorado, Idaho, Illinois, Indiana, Minnesota, Missouri, Nebraska, North Dakota, Ohio, South Dakota, Tennessee and West Virginia. Through its Healthy Edge Retail Group, AMCON operates fifteen (15) health and natural product retail stores in the Midwest and Florida.

This news release contains forward-looking statements that are subject to risks and uncertainties and which reflect management's current beliefs and estimates of future economic circumstances, industry conditions, Company performance and financial results. A number of factors could affect the future results of the Company and could cause those results to differ materially from those expressed in the Company's forward-looking statements including, without limitation, availability of sufficient cash resources to conduct its business and meet its capital expenditures needs and the other factors described under Item 1.A. of the Company’s Annual Report on Form 10-K. Moreover, past financial performance should not be considered a reliable indicator of future performance. Accordingly, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all such forward-looking statements.

Visit AMCON Distributing Company's web site at: www.amcon.com

For Further Information Contact:

Charles J. Schmaderer

AMCON Distributing Company

Ph 402-331-3727

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AMCON Distributing Company and Subsidiaries

CONSOLIDATED BALANCE SHEETS

	September	September
	2026	2025
ASSETS
Current assets:
Cash	$670,804	$744,613
Accounts receivable, less allowance for credit losses of $2.4 million at September 2026 and $2.4 million at September 2025	75,373,946	73,192,069
Inventories, net	173,712,380	153,276,545
Income taxes receivable	200,640	140,986
Prepaid expenses and other current assets	11,159,995	12,150,645
Total current assets	261,117,765	239,504,858

Property and equipment, net	108,371,621	107,844,655
Operating lease right-of-use assets, net	27,279,797	30,488,841
Goodwill	5,778,325	5,778,325
Other intangible assets, net	3,776,655	4,240,359
Other assets	3,584,931	3,231,488
Total assets	$409,909,094	$391,088,526

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$77,524,223	$69,532,355
Accrued expenses	15,394,368	15,459,406
Accrued wages, salaries and bonuses	7,082,586	6,745,698
Current operating lease liabilities	7,377,743	7,862,117
Current maturities of long-term debt	4,239,088	5,471,310
Current mandatorily redeemable non-controlling interest	—	7,020,895
Total current liabilities	111,618,008	112,091,781

Credit facilities	148,254,738	126,804,775
Deferred income tax liability, net	4,713,608	4,048,070
Long-term operating lease liabilities	20,096,037	22,845,456
Long-term debt, less current maturities	6,724,946	11,033,949
Other long-term liabilities	1,527,884	1,193,081

Shareholders’ equity:
Preferred stock, $.01 par value, 1,000,000 shares authorized	—	—
Common stock, $.01 par value, 3,000,000 shares authorized, 976,028 shares outstanding at September 2026 and 953,378 shares outstanding at September 2025	13,203	9,799
Additional paid-in capital	39,183,468	36,991,031
Retained earnings	110,182,460	108,475,842
Treasury stock at cost	(32,405,258)	(32,405,258)
Total shareholders’ equity	116,973,873	113,071,414
Total liabilities and shareholders’ equity	$409,909,094	$391,088,526

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AMCON Distributing Company and Subsidiaries

CONSOLIDATED STATEMENTS OF OPERATIONS

	Fiscal Years Ended September
	2026	2025
Sales (including excise taxes of $598.7 million and $561.9 million, respectively)	$3,123,380,227	$2,816,688,287
Cost of sales	2,931,328,992	2,628,458,039
Gross profit	192,051,235	188,230,248
Selling, general and administrative expenses	170,285,580	165,839,583
Depreciation and amortization	9,747,871	9,835,200
Operating expenses	180,033,451	175,674,783
Gain on sales of real estate	(1,796,723)	—
	178,236,728	175,674,783
Operating income	13,814,507	12,555,465

Other expense (income):
Interest expense	9,912,339	10,443,571
Change in fair value of mandatorily redeemable non-controlling interest	438,240	877,409
Other income, net	(256,361)	(329,254)
	10,094,218	10,991,726
Income from operations before income taxes	3,720,289	1,563,739
Income tax expense	1,359,000	995,000
Net income available to common shareholders	$2,361,289	$568,739

Basic earnings per share available to common shareholders	$2.54	$0.62
Diluted earnings per share available to common shareholders	$2.52	$0.62

Basic weighted average shares outstanding	929,320	919,748
Diluted weighted average shares outstanding	937,064	924,694

Dividends paid per common share	$0.67	$0.67

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AMCON Distributing Company and Subsidiaries

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

					Additional
	Common Stock		Treasury Stock		Paid-in	Retained
	Shares	Amount	Shares	Amount	Capital	Earnings	Total
Balance, October 1, 2024	1,275,164	$9,648	(329,656)	$(31,272,163)	$34,439,735	$108,552,565	$111,729,785
Dividends on common stock, $0.67 per share	—	—	—	—	—	(645,462)	(645,462)
Compensation expense and issuance of stock in connection with equity-based awards	22,650	151	—	—	2,551,296	—	2,551,447
Repurchase of common stock	—	—	(14,780)	(1,133,095)	—	—	(1,133,095)
Net income available to common shareholders	—	—	—	—	—	568,739	568,739
Balance, September 30, 2025	1,297,814	$9,799	(344,436)	$(32,405,258)	$36,991,031	$108,475,842	$113,071,414
Dividends on common stock, $0.67 per share	—	—	—	—	—	(654,671)	(654,671)
Compensation expense and issuance of stock in connection with equity-based awards	22,650	151	—	—	2,195,690	—	2,195,841
Issuance of shares for stock split	—	3,253	—	—	(3,253)	—	—
Net income available to common shareholders	—	—	—	—	—	2,361,289	2,361,289
Balance, September 30, 2026	1,320,464	$13,203	(344,436)	$(32,405,258)	$39,183,468	$110,182,460	$116,973,873

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AMCON Distributing Company and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

	September	September
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income available to common shareholders	$2,361,289	$568,739
Adjustments to reconcile net income available to common shareholders to net cash flows from (used in) operating activities:
Depreciation	9,284,167	9,328,325
Amortization	463,704	506,875
Gain on sales of real estate	(1,796,723)	—
Gain on sales of property and equipment	(111,282)	(90,237)
Equity-based compensation	2,195,841	2,551,447
Deferred income taxes	665,538	(326,246)
Provision for credit losses	52,000	53,549
Inventory allowance	(57,093)	(320,305)
Change in fair value of contingent consideration	—	(1,453,452)
Change in fair value of mandatorily redeemable non-controlling interest	438,240	877,409
Changes in assets and liabilities, net of effects of business combinations:
Accounts receivable	(2,233,877)	(2,579,336)
Inventories	(20,378,742)	(5,703,098)
Prepaid expenses and other current assets	990,650	616,232
Other assets	(353,443)	(278,800)
Accounts payable	7,973,308	16,009,694
Accrued expenses and accrued wages, salaries and bonuses	247,101	(1,949,997)
Other long-term liabilities	334,803	278,968
Income taxes payable and receivable	(59,654)	577,659
Net cash flows from (used in) operating activities	15,827	18,667,426

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(13,704,004)	(9,003,396)
Proceeds from sales of real estate	5,573,241	—
Proceeds from sales of property and equipment	246,195	113,214
Acquisition of Arrowrock Supply	—	(6,131,527)
Net cash flows from (used in) investing activities	(7,884,568)	(15,021,709)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under revolving credit facilities	2,921,715,651	2,588,656,781
Repayments under revolving credit facilities	(2,900,265,688)	(2,583,124,010)
Principal payments on long-term debt	(5,541,225)	(5,260,092)
Repurchase of common stock	—	(1,133,095)
Dividends on common stock	(654,671)	(645,462)
Redemption and distributions to non-controlling interest	(7,459,135)	(2,068,014)
Net cash flows from (used in) financing activities	7,794,932	(3,573,892)
Net change in cash	(73,809)	71,825
Cash, beginning of period	744,613	672,788
Cash, end of period	$670,804	$744,613

Supplemental disclosure of cash flow information:
Cash paid during the period for interest, net of amounts capitalized	$9,913,909	$10,522,689
Cash paid during the period for income taxes, net of refunds	746,816	724,088

Supplemental disclosure of non-cash information:
Equipment acquisitions classified in accounts payable	$59,944	$41,384

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